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Exhibit 8.1

LIST OF SUBSIDIARIES

        Details of the investments held by the Group are as follows:

		Proportion of capital held
	Country of incorporation	by SBS	in total
Broadcast Norge A/S	Norway	100%	100%
TV Norge A/S	Norway		50.67%
TV Pluss A/S	Norway		37.7%
Broadcast Text A/S	Norway		100%
Norsk Text AS	Norway		100%
TV Tekst AS	Norway		100%
Telitas	Norway	12%	12%
Kanal 5 AB	Sweden	100%	100%
SBS Radio Sweden AB	Sweden	100%	100%
Svenska Mediaintressenter AB	Sweden		100%
Radio City 107 HB	Sweden		100%
Radio City Göteborg AB	Sweden		100%
Radio City Malmö AB	Sweden		100%
Radio City Stockholm AB	Sweden		100%
106,7 Rockklassiker AB	Sweden		100%
106,7 Rockklassiker Stockholm AB	Sweden		50%
Radio Göteborg 107,3	Sweden		100%
Radio Syd AB	Sweden		100%
Easy 107.5 Stockholm AB	Sweden		50%
SBS Interactive AB	Sweden	100%	100%
Kanal 5 Nya Media AB	Sweden		100%
Big Brother Kommanditbolag	Sweden		50%
Big Brother AB	Sweden		50%
Broadcast Text International AB	Sweden	100%	100%
Broadcast Text Svenska AB	Sweden		91%
Lovesearch DB AB	Sweden	22.5%	22.5%
SBS Broadcast Danmark A/S	Denmark	100%	100%
TvDanmark A/S	Denmark		100%
Kanal 2 Prime Time A/S	Denmark	1.2%	98%
Broadcast Text Danmark A/S	Denmark		100%
Nordisk Radioreklame A/S	Denmark		100%
Radioreklame A/S	Denmark		95%
Kommunikationsanpartsselskabet af 2/4 1990	Denmark		95%
Østjysk TV ApS	Denmark		95%
Radio Silkeborg af 1997 A/S	Denmark		32%
Det Danske Fjernsynsselskab A/S	Denmark		33.3%
Kanal 60 A/S	Denmark		36.3%
Pro Radio Oy	Finland	100%	100%
Radio 957 Tampere Aäni Oy	Finland		100%
Radio City Suomen Kauponki Radio Oy	Finland		90.3%
KISS FM Helsingin Radioinvestintä Oy	Finland		100%
Dikigoros Oy	Finland		100%
Helsingin Paikallinen Radio Oy	Finland		80.9%
Pro 957 Oy	Finland		100%

Miracle Sound Tampere Oy	Finland		71.2%
Miracle Sound Oulu Oy	Finland		41.2%
Miracle Sound Oy	Finland		41.2%
Oulun Horisontti Oy (Radio Mega)	Finland		100%
SBS Finland Oy	Finland		100%
SBS New Media Finland Oy	Finland		100%
Pirkanmaan Viestintäpalvelu Oy (Radio Pop)	Finland		60%
Mediaväylä Oy	Finland		100%
Radio Kantri Oy	Finland		55%
Kymenlaarson Sähköiset Viestimet Oy	Finland		28%
Turun Ensitorppa OY	Finland		28%
Broadcast Text Helsinki Oy	Finland		100%
Kanal 5 Limited	UK	100%	100%
VT4 Limited	UK	100%	100%
SBS Services Limited	UK	100%	100%
TvDanmark 1 Limited	UK	100%	100%
Romanian Broadcasting Corporation Limited	UK	46.5%	46.5%
QXL ricardo plc	UK	2%	2%
Scandinavian Broadcasting System (Jersey) Limited	Jersey	100%	100%
EBS International N.V.	Belgium	100%	100%
VT 4 Marketing & Sales N.V.	Belgium		100%
SBS Belgium N.V.	Belgium		100%
VT4 Network N.V.	Belgium		100%
Radio N.V.	Belgium		100%
Broadcast Text N.V.	Belgium		100%
SBS Nederland B.V.	Netherlands	100%	100%
SBS Services B.V.	Netherlands		100%
Carthage I B.V.	Netherlands		100%
Carthage II B.V.	Netherlands		100%
Carthage III B.V.	Netherlands		100%
Strateurop B.V.	Netherlands		100%
SBS Broadcasting B.V.	Netherlands		70%
V8 Broadcasting B.V	Netherlands		70%
Cameo Support B.V.	Netherlands		70%
SBS Radio B.V.	Netherlands		70%
SBS Participations B.V.	Netherlands		70%
At FUN B.V.	Netherlands		70%
TV10 B.V.	Netherlands		35%
NET5/SBS6 Publishing B.V.	Netherlands		35%
Broadcast Text B.V.	Netherlands		100%
SBS Text VOF	Netherlands		35%
V8/FOX Kids Text VOF	Netherlands		35%
SBS Entertainment VOF	Netherlands		35%
MTM-SBS Televizio Rt.	Hungary	49%	49%
SBS Magyarorszagi Befektetesi Kft.	Hungary	98%	98%
Budapesti Kommunikacios Rt.	Hungary		97%
MTM Produkcio Müsorgarto es Filmformagalmazo Kft.	Hungary		100%
INTERAKTIV Televizios Müsokeszitö Kft.	Hungary		80%

ATV Privat-TV Services GmbH	Austria	20%	20%
ATV Privatfernseh GmbH	Austria		20%
TV3 Stadtfernseh GmbH	Austria		20%
"quotenfabrik" TV Programm Entwicklung GmbH	Austria		20%
Lampsi Radio Company S.A.	Greece	70%	70%
Hellas Radio Services Ltd.	Greece	50%	50%
European Broadcasting System S.A.	Luxembourg		46.5%
Ameron Television S.r.l.	Romania		40%
TVN Sp z o.o	Poland		30.4%
SBS Services (US) Inc.	USA	100%	100%
TV10 Holdings LLC	USA		35%
Ameron Television Ltd.	USA		40%
ZeniMax Media Inc.	USA	12.5%	12.5%
Lions Gate Entertainment Corp.	Canada		(3)
Spanish Broadcasting System 4 S.A.	Spain	49%	49%
Impaller Broadcasting System d.o.o.	Slovenia	100%	100%
FINA-MUR d.o.o.	Croatia		100%

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  Exhibit 8.1